The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Notes until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes and we are not soliciting offers to buy these Notes in any state where the offer or sale is not permitted.

Subject to Completion
PRELIMINARY PRICING SUPPLEMENT
Dated June 10, 2027
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283672
(To Prospectus dated February 6, 2025
and Product Supplement dated February 6, 2025)

UBS AG $• Tracker Notes
Linked to an Unequally Weighted Basket of Selected Equity Securities due on or about June 10, 2027.

Investment Description

UBS AG Tracker Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to an unequally weighted basket (the “underlying”) consisting of 45 selected U.S. and non-U.S. equity securities (each, an “underlying constituent” and, together, the “underlying constituents”), as specified herein under “The Underlying and Underlying Constituents”. Each $10.00 principal amount of the Notes is being offered for $10.00 plus an upfront fee of 1.50% (or $0.15) per Note (the "upfront fee"). The amount you receive at maturity will be based on the direction and percentage change, on a net return basis, in the level of the underlying from the initial underlying level to the final underlying level (the “underlying return”). At maturity, UBS will pay you a cash payment per Note, if anything, equal to the principal amount multiplied by the sum of one plus the underlying return, which may be negative. Due to the inclusion of the upfront fee, you will suffer a loss on your initial investment if the underlying return is positive but less than the upfront fee, zero or negative and, in extreme situations, you could lose all of your initial investment. Investing in the Notes involves significant risks. The Notes do not pay interest. You will have a loss on your initial investment if the underlying return is negative or not sufficiently positive to offset the effect of the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amount owed to you under the Notes and you could lose all of your initial investment.

Features

❑

Exposure to Positive Underlying Return – At maturity, the Notes provide exposure, on a net return basis, to any positive underlying return. Due to the inclusion of the upfront fee in the issue price, if the underlying return is positive but less than the upfront fee, you will lose some of your initial investment even though the underlying return is positive.

❑

Full Downside Market Exposure – If the underlying return is negative, at maturity, UBS will pay you a cash payment per Note that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date**	June 5, 2026
Settlement Date**	June 9, 2026
Final Valuation Date	June 7, 2027
Maturity Date	June 10, 2027
*	Expected. See page 2 for additional details.
**

We expect to deliver the Notes against payment on the second business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to one business day before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in two business days (T+2), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity and, in addition to the upfront fee, the Notes have the same downside market risk to that of an investment in the underlying. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 5 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

Information about the underlying and the underlying constituents is specified under “The Underlying and Underlying Constituents” herein and described in more detail under “Information About the Underlying and the Underlying Constituents” herein. The final terms of the Notes will be set on the trade date. The Notes are offered at a minimum investment of 100 Notes at $10 per Note (representing a $1,000 investment) and integral multiples of $10 in excess thereof.

Underlying	Constituent Weightings*	Initial Underlying Level	Upfront Fee (per Note)	CUSIP	ISIN
An unequally weighted basket of 45 selected equity securities (see page 3 for further details)	Unequally weighted (see page 3 for further details)	To be set to 100.00 on the trade date	1.50% ($0.15)	90266A420	US90266A4206

* While the constituent weighting for each underlying constituent is fixed as of the trade date, the effective weight of any underlying constituent within the underlying may change due to changes in its constituent adjustment factor following certain corporate events. See "Preliminary Terms — Constituent Adjustment Factor" and "Additional Terms of the Notes — Deemed Reinvestment of Cash Dividends" for additional information.

The estimated initial value of the Notes as of the trade date is expected to be $10.00. The estimated initial value of the Notes was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 8 herein.

See “Additional Information About UBS and the Notes” on page ii. The Notes will have the terms set forth in the accompanying product supplement relating to the Notes, dated February 6, 2025, the accompanying prospectus dated February 6, 2025 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Notes	Issue Price to Public(1)		Underwriting Compensation(1)		Proceeds to UBS AG(1)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to an unequally weighted basket of selected equity securities	$•	$10.15	$•	$0.10	$•	$10.05

(1) The issue price of each Note exceeds the $10.00 principal amount per Note by the amount of the upfront fee. The upfront fee of $0.15 is comprised of (i) underwriting compensation of $0.10 received by UBS Financial Services, Inc. and (ii) a structuring fee of $0.05 per Note received by UBS AG.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes), with the Securities and Exchange Commission (the “SEC”), for the Notes to which this document relates. You should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Market-Linked Securities product supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm
♦	Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Notes” refer to the Tracker Notes that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated February 6, 2025 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated February 6, 2025.

This document, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors with respect to an investment in the Notes.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Notes may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.

♦You can tolerate a loss of some or all of your initial investment and understand that, because of the upfront fee, if the underlying does not appreciate by a percentage greater than the upfront fee, you will lose at least some of your initial investment.

♦You are willing to make an investment that, in addition to the upfront fee, has the same downside market risk as an investment in the underlying and the underlying constituents.

♦You believe that the underlying return will be positive and greater than the upfront fee and are willing to invest in the Notes based on the upfront fee specified on the cover hereof.

♦You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying and underlying constituents.

♦You do not seek current income from your investment.

♦You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

♦You understand and are willing to accept the risks associated with the underlying and the underlying constituents, including non-U.S. equity securities.

♦You are a U.S. person for U.S. federal income tax purposes.

♦You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦You understand that the estimated initial value of the Notes determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the secondary market price will be reduced due to the inclusion of the fee discussed herein under "Preliminary Terms — Secondary Markets (if any)".

The Notes may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.

♦You cannot tolerate a loss of some or all of your initial investment or do not understand that, because of the upfront fee, if the underlying does not appreciate by a percentage greater than the upfront fee, you will lose at least some of your initial investment.

♦You are unwilling to make an investment that, in addition to the upfront fee, has the same downside market risk as an investment in the underlying and the underlying constituents.

♦You believe that the underlying return will be zero, negative, or positive but below the upfront fee specified on the cover hereof or are unwilling to invest in the Notes based on the upfront fee specified on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying or underlying constituents.

♦You seek current income from your investment.

♦You are unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market.

♦You do not understand or are not willing to accept the risks associated with the underlying or the underlying constituents, including non-U.S. equity securities.

♦You are not a U.S. person for U.S. federal income tax purposes.

♦You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying and the Underlying Constituents” herein for more information on the underlying and the underlying constituents. You should also review carefully the “Key Risks” section herein for risks related to an investment in the Notes.

Preliminary Terms

Issuer	UBS AG London Branch
Issue Price	$10.15 per Note, which represents the principal amount per note plus the upfront fee per note. The Notes are offered at a minimum investment of 100 Notes.
Principal Amount	$10.00 per Note
Upfront Fee (per Note):	1.50% or $0.15. The upfront fee is comprised of (i) underwriting compensation of $0.10 received by UBS Financial Services, Inc. and (ii) a structuring fee of $0.05 per Note payable to UBS AG.
Term

Approximately 12 months. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of the Notes remains the same.

Underlying	An unequally weighted basket (the “underlying”) consisting of 45 selected U.S. and non-U.S. equity securities (see page 3 for further details).
Payment at Maturity (per Note)	UBS will pay you a cash payment equal to:

$10 × (1 + Underlying Return)

If the underlying return is negative, you will suffer a percentage loss on your initial investment equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00.

In addition, if the underlying return is not sufficiently positive to offset the effect of the upfront fee, you will lose a portion of your initial investment equal to the difference between the upfront fee and such underlying return.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Underlying Level – Initial Underlying Level Initial Underlying Level
Initial Underlying Level	To be set to 100.00 on the trade date.
Final Underlying Level	The underlying closing level on the final valuation date.
Underlying Closing Level	The underlying closing level will be calculated as follows: 100 × [1 + (the sum of each underlying constituent return multiplied by its constituent weighting)]
Underlying Constituent Return	With respect to each underlying constituent, the quotient, expressed as a percentage, of the following formula: Adjusted Final Asset Level – Initial Asset Level Initial Asset Level
Initial Asset Level(1)

For any underlying constituent that is quoted and traded in U.S. dollars, the closing level for such underlying constituent on the trade date. For any underlying constituent that is quoted and traded in a currency other than U.S. dollars, the closing level for such underlying constituent on the trade date converted into U.S. dollars in the manner described herein under "Additional Terms of the Notes — Reorganization Events", in each case, as determined by the calculation agent. See "The Underlying and Underlying Constituents"

Final Asset Level(1)

For any underlying constituent that is quoted and traded in U.S. dollars, the closing level for such underlying constituent on the final valuation date. For any underlying constituent that is quoted and traded in a currency other than U.S. dollars, the closing level for such underlying constituent on the final valuation date converted into U.S. dollars in the manner described herein under "Additional Terms of the Notes — Reorganization Events", in each case, as determined by the calculation agent.

Adjusted Final Asset Level	For each underlying constituent, an amount equal to the following formula: Final Asset Level × Constituent Adjustment Factor
Constituent Weighting(s)	For each underlying constituent, a percentage that represents its allocation within the underlying on the trade date. See "Underlying and Underlying Constituents" herein.
Constituent Adjustment Factor(1)

For each underlying constituent, as of the trade date, 1.00. The calculation agent will increase the constituent adjustment factor for the deemed reinvestment of any dividends paid and may also adjust the constituent adjustment factor following certain other adjustment events, each as described herein under "Additional Terms of the Notes".

For any underlying constituent, its constituent adjustment factor will be adjusted upwards on any ex-dividend date relating to an ordinary or extraordinary cash dividend declared by such underlying constituent issuer to account for the deemed reinvestment of the net amount of such ordinary or extraordinary cash dividend into such underlying constituent as of such date. For any underlying constituent that is a non-U.S. equity security, the value of any such dividends to be deemed reinvested will be on a net basis to give effect to any applicable withholding, which, as of the trade date, is expected to be up to 30% of the total amount of any such dividend.

Each constituent adjustment factor represents a hypothetical number of shares of such underlying constituent. On the ex-dividend date relating to a cash dividend paid on an underlying constituent to reflect an increase in that hypothetical number of shares, the calculation agent will increase its constituent adjustment factor to equal the product of (1) the prior constituent adjustment factor times (2) a fraction, the numerator of which is the closing level of the applicable underlying constituent on the trading day before the related ex-dividend date (or such date as the calculation agent may determine is appropriate to ensure an equitable result), and the denominator of which is an amount equal to the closing level of the underlying constituent on the trading day before the related ex-dividend date minus the post-withholding dividend amount. See “Additional Terms of the Notes — Deemed Reinvestment of Cash Dividends" for additional information.

Secondary Markets (if any)

UBS Securities LLC and its affiliates intend, but are not required, to make a market in the Notes and may stop making a market at any time. In the event UBS Securities LLC or its affiliates does make a market, the price at which UBS Securities LLC or such affiliate offers will be equal to the principal amount plus a return equal to the then-current underlying return (which may be negative), reduced by a secondary market unwind fee of 0.10% of such price. For additional information, see "Risk Factors — Risks Relating to Liquidity and Secondary Market Price Considerations".

(1) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described herein under “Additional Terms of the Notes — Antidilution Adjustments”, “— Reorganization Events” and “— Delisting of, Suspension of Trading in, or Change in Law”.

The Underlying and Underlying Constituents

The following table lists the underlying constituents and their corresponding Bloomberg tickers, constituent weightings and initial asset levels.

Underlying Constituent	Bloomberg Ticker	Constituent Weighting(1)	Initial Asset Level(2)
NVIDIA Corporation	NVDA UW	8.08%	$[•]
Apple Inc.	AAPL UW	7.07%	$[•]
Microsoft Corporation	MSFT UW	7.07%	$[•]
Alphabet Inc.	GOOG UW	5.56%	$[•]
Visa Inc.	V UN	5.05%	$[•]
Amazon.com, Inc.	AMZN UW	4.04%	$[•]
Micron Technology, Inc.	MU UW	4.04%	$[•]
Taiwan Semiconductor Manufacturing Company, Ltd.	TSM UN	4.04%	$[•]
SK hynix Inc.	000660 KS	3.54%	$[•](3)
CME Group Inc.	CME UW	3.03%	$[•]
Samsung Electronics Co., Ltd.	005930 KS	3.03%	$[•](3)
Advanced Micro Devices, Inc.	AMD UW	2.53%	$[•]
Applied Materials, Inc.	AMAT UW	2.53%	$[•]
Intel Corporation	INTC UW	2.53%	$[•]
AppLovin Corporation	APP UW	2.02%	$[•]
Broadcom Inc.	AVGO UW	2.02%	$[•]
Infineon Technologies AG	IFX GY	2.02%	$[•](3)
Meta Platforms, Inc.	META UW	2.02%	$[•]
Oracle Corporation	ORCL UN	2.02%	$[•]
ASMPT Limited	522 HK	1.52%	$[•](3)
ASML Holding N.V.	ASML UW	1.52%	$[•]
Datadog, Inc.	DDOG UW	1.52%	$[•]
Dongfang Electric Corporation Limited	1072 HK	1.52%	$[•](3)
Midea Group Co., Ltd.	300 HK	1.52%	$[•](3)
Seagate Technology Holdings Public Limited Company	STX UW	1.52%	$[•]
Snowflake Inc.	SNOW UN	1.52%	$[•]
STMicroelectronics N.V.	STM UN	1.52%	$[•]
Accton Technology Corporation	2345 TT	1.01%	$[•](3)
Advanced Energy Industries, Inc.	AEIS UR	1.01%	$[•](3)
ASE Technology Holding Co., Ltd.	3711 IT	1.01%	$[•](3)
Asia Vital Components Co., Ltd.	3017 TT	1.01%	$[•](3)
ASPEED Technology Inc.	5274 TT	1.01%	$[•](3)
Coherent Corp.	COHR UN	1.01%	$[•]
Corning Incorporated	GLW UN	1.01%	$[•]
Furukawa Electric Co., Ltd.	5801 JT	1.01%	$[•](3)
IBIDEN Co., Ltd.	4062 JT	1.01%	$[•](3)
Lumentum Holdings Inc.	LITE UW	1.01%	$[•]
MediaTek Inc.	2454 TT	1.01%	$[•](3)
Murata Manufacturing Co., Ltd.	6981 TT	1.01%	$[•](3)
Teradyne, Inc.	TER UW	1.01%	$[•]
Arista Networks, Inc.	ANET UN	0.51%	$[•]
ARM Holdings PLC	ARM UW	0.51%	$[•]

Daifuku Co., Ltd.	6383 JT	0.51%	$[•](3)
Marvell Technology, Inc.	MRVL UW	0.51%	$[•]
Microchip Technology Incorporated	MCHP UW	0.51%	$[•]

(1)With respect to each underlying constituent, the constituent weighting for such underlying constituent on the trade date. While the constituent weighting for each underlying constituent is fixed as of the trade date, the effective weight of any underlying constituent within the underlying may change due to changes in its constituent adjustment factor following any deemed reinvestment of the net amount of any dividends paid on an underlying constituent into such underlying constituent. See "Preliminary Terms — Constituent Adjustment Factor" and "Additional Terms of the Notes — Deemed Reinvestment of Cash Dividends" for additional information.

(2)With respect to each underlying constituent, the closing level for such underlying constituent on the trade date, converted to U.S. dollars where applicable, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described herein under “Additional Terms of the Notes — Antidilution Adjustments” , “— Reorganization Events” and “— Delisting of, Suspension of Trading in, or Change in Law”.

(3)This underlying constituent is listed on a non-U.S. exchange and is quoted and traded in a currency other than U.S. dollars. Accordingly, the initial asset level represents the closing level for such underlying constituent converted into U.S. dollars as of the trade date in the manner described herein under "Additional Terms of the Notes — Reorganization Events", in each case, as determined by the calculation agent.

Investment Timeline

Trade Date	The initial asset level of each underlying constituent is observed, and the initial underlying level and the final terms of the Notes are set.

Maturity Date

The final asset level for each underlying constituent is observed on the final valuation date and each of the adjusted final asset level, the underlying constituent return and the underlying return are calculated.

UBS will pay you a cash payment per Note equal to:

$10 × (1 + Underlying Return)

If the underlying return is negative, you will suffer a percentage loss on your initial investment equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00.

In addition, if the underlying return is not sufficiently positive to offset the effect of the upfront fee, you will lose a portion of your initial investment equal to the difference between the upfront fee and such underlying return.

Investing in the Notes involves significant risks. You may lose some or all of your initial investment. Specifically, if the underlying return is positive, but is less than the upfront fee, you will lose a portion of your initial investment equal to the difference between the upfront fee and such underlying return. Furthermore, if the underlying return is negative, you will lose a percentage of your initial investment equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Key Risks

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to a hypothetical investment in the underlying or in any of the underlying constituents. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Notes. If the underlying return is negative, you will lose a percentage of your principal amount equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In addition, even if the underlying return is positive, if the increase in the level of the underlying is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Notes. In no event will the payment at maturity be less than $0.00.

♦The upfront fee will have a negative effect on the return potential of the Notes — The initial issue price per Note is greater than the principal amount per Note due to the inclusion in the issue price of the upfront fee. Because the payment at maturity is calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any appreciation of the underlying. Therefore, if the underlying return is positive, but the increase in the level of the underlying is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Notes and, if the underlying return is negative, the upfront fee will cause the loss on the Notes to exceed the percentage decline in the underlying.

♦The stated payout from the issuer applies only if you hold your Notes to maturity — You should be willing to hold your Notes to maturity. The stated payout by the issuer is available only if you hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying at such time is equal to or greater than the initial underlying level. Furthermore, any such price would be reduced by the secondary market unwind fee of 0.1% of such price.

♦No interest payments — UBS will not pay any interest with respect to the Notes.

♦Owning the Notes is not the same as owning the underlying constituents — The return on your Notes may not reflect the return you would realize if you actually owned the underlying constituents. For instance, as an owner of the Notes, you will pay the upfront fee which may be more than the fee(s), if any, you would pay on a hypothetical investment in the underlying and underlying constituents. Further, while each constituent adjustment factor is updated to give effect to the deemed reinvestment of any ordinary or extraordinary cash dividends in an underlying constituent, such deemed reinvestments do not cover all distributions there may be on an underlying constituent and, in the case of any non-U.S. underlying constituent issuer, are calculated on a net basis to give effect to any dividend withholding applicable to UBS. The withholding rate applicable to UBS may be greater than the withholding rate that would have been applicable to you if you invested directly in such underlying constituent which, as of the trade date, is expected to be up to 30% of the total amount of any such dividend. Furthermore, you will not have voting rights or any other rights of a holder of the underlying constituents.

Risks Relating to Characteristics of the Underlying and Underlying Constituents

♦Market risk — The return on the Notes, which may be negative, is directly linked to the price and yield performance of the underlying (and, therefore, the weighted performance of the underlying constituents) and will depend on whether, and the extent to which, the net return of the underlying is positive or negative. The level of the underlying constituents (and, therefore, the level of the underlying) can rise or fall sharply due to factors specific to that underlying constituent and the issuers of the underlying constituents (each, an “underlying constituent issuer” and, together, the “underlying constituent issuers”), such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market levels, interest rates and economic, political and other conditions. You, as an investor in the Notes, should conduct your own investigation into the underlying constituent issuers and the underlying constituents for your Notes. For additional information regarding the underlying constituent issuers, please see “Information About the Underlying and the Underlying Constituents” in this document and the underlying constituent issuers’ SEC filings referred to in that section. We urge you to review financial and other information made publicly available by the applicable underlying constituent issuer including, without limitation, any information filed periodically with any applicable regulator such as the SEC.

♦The underlying is unequally weighted, and changes in the levels of the underlying constituents may offset each other - The underlying is unequally weighted; thus, an increase in the level of one or more underlying constituents may be offset by a smaller increase or a decline in the level of one or more other underlying constituents. As a result, the underlying return could be negative (or positive by a percentage less than the upfront fee) even if relatively few of the underlying constituents experience a negative or minimal positive underlying constituent return, resulting in the loss of some or all of your investment in the Notes. Because the underlying constituents are not equally weighted, increases in lower weighted underlying constituents may be offset by even small decreases in more heavily weighted underlying constituents.

♦Correlation (or lack of correlation) among the underlying constituents may adversely affect your return on the Notes — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the underlying constituents may not correlate with each other. At a time when the level of an underlying constituent increases, the level of another underlying constituent may not increase as much, or may even decline. Therefore, in calculating the underlying’s performance on the final valuation date, an increase in the level of one underlying constituent may be moderated, wholly offset or reversed by a lesser increase or by a decline in the level of another underlying constituent. Further, high correlation of movements in the levels of the underlying constituents could adversely affect your return on the Notes during periods of negative performance of the underlying constituents.

♦There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying will rise or fall and there can be no assurance that the final underlying level will be equal to or greater than the initial underlying level. The final underlying level will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks of owning equities in general and the underlying constituents in particular, and the risk of losing some or all of your initial investment.

♦There is no affiliation between any underlying constituent issuer and UBS, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with any underlying constituent issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with one or more underlying constituent issuer. However, we are not affiliated with any such issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should conduct your own investigation into each underlying constituent and underlying constituent issuer. No underlying constituent issuer is involved in the Notes offered hereby in any way or has any obligation of any sort with respect to your Notes. No underlying constituent issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and return on, your Notes.

♦Risks associated with non-U.S. companies — The Notes are subject to risks associated with non-U.S. companies because at least one underlying constituent issuer is incorporated in a country other than the U.S. An investment in securities linked directly or indirectly to a non-U.S. company, such as the Notes, involves risks associated with the home country of each such non-U.S. company. The levels of each such underlying constituent, and, therefore, the underlying, may be affected by political, economic, financial and social factors in the home country of each such underlying constituent issuer, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦Risks associated with non-U.S. markets — An investment in notes linked directly or indirectly to the value of non-U.S. equity securities, such as the Notes, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Furthermore, following certain events, if the calculation agent determines that a change in law has occurred with respect to an underlying constituent, the calculation agent may take the actions described in the accompanying product supplement under “— Additional Terms of the Notes — Delisting of, Suspension of Trading in, or Change in Law”.

♦Exchange rate risk — The Notes are subject to currency exchange rate risk because certain of the underlying constituents are securities that are American depositary receipts ("ADRs") or are traded and quoted in a non-U.S. currency on a non-U.S. market and, in determining the return on any such underlying constituent and the underlying, the calculation agent will convert the closing level of each such underlying constituent into U.S. dollars on the relevant valuation date (including the trade date). Therefore, holders of the Notes are exposed to currency exchange rate risk with respect to each currency in which such underlying constituents trade. The values of non-U.S. currencies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relevant weight of each non-U.S. underlying constituent. Any adverse changes in such exchange rates could adversely affect the market value of, and return on, the Notes.

♦The underlying is calculated on a "net total return" basis and does not reflect the full amount of dividends paid on the underlying constituents — Unlike an investment linked to a reference asset calculated on a "total return" basis, where the full amount of dividends paid on the equity security constituents are notionally reinvested into such reference asset, the underlying is calculated on a "net total return" basis, which means that only dividends paid on the underlying constituents, net of a notional withholding tax for the applicable non-U.S. country, are notionally reinvested. This notional withholding tax will reduce any positive impact from any dividends paid on the underlying constituents and, because such withholding tax is based on the withholding rate applicable to UBS, could be more than the withholding rate applicable to a hypothetical investment by you in the underlying constituents which, as of the trade date, is expected to be up to 30% of the total amount of any such dividend.

♦There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — One or more of the underlying constituents are ADRs. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed

♦Risks associated with emerging market companies — The Notes are linked to emerging market equity securities. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Additionally, the issuers of emerging market securities are subject to different accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Under recently proposed legislation, the SEC would be required to maintain a list of issuers for which the U.S. Public Company Accounting Oversight Board is not able to inspect or investigate an auditor report issued by a non-U.S. public accounting firm. If enacted, this bill would require increased disclosure requirements for such issuers and, ultimately, could lead to the delisting of the securities of such issuers. While it is not possible to predict whether this bill or any similar bills will be enacted in the future, the enactment, or potential enactment, of any such legislations or similar efforts to increase U.S. regulatory access to audit information could adversely affect the affected issuers, potentially including the underlying constituent issuer.

♦Limited trading history – At least one of the underlying constituents only recently commenced trading on its current primary exchange and, therefore, has limited historical performance. Due to its limited trading history, your investment may involve greater risks than an investment linked to an underlying comprised solely of constituents with a more established record of performance. For additional information about the underlying constituents, see the section “Information About the Underlying and the Underlying Constituents” herein. Past performance of the underlying constituents should not be considered indicative of future performance of the underlying constituents.

Estimated Value Considerations

♦The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the upfront fee, which includes underwriting compensation payable to UBS Financial Services Inc. and a structuring fee payable to UBS, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the level of the underlying constituents, applicable exchange rates between the currency in which the non-U.S. underlying constituents trade and the U.S. dollar, and the term of the Notes. The upfront fee, hedging costs, issuance costs and projected profits will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

♦The estimated initial value is a theoretical price; the actual price at which you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying and Underlying Constituents — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and will have the secondary unwind fee applied. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss and any price offered by UBS Securities LLC or its affiliates will be determined in the manner described herein under "Preliminary Terms — Secondary Markets (if any)". The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦Depending on your broker, the price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be less than the valuation provided on your customer account statement - As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that will be equal to the principal amount plus a return equal to the then-current underlying return (which may be negative), reduced by a percentage equal to the secondary market unwind fee set forth herein under "Preliminary Terms — Secondary Markets (if any)". The value provided by UBS Securities LLC on its customer statements is based on these pricing models. As a result, depending on your broker, UBS Securities LLC or its affiliates may offer to buy or sell the Notes in the secondary market at a price that is less than the valuation provided on your broker’s customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦The secondary unwind fee will reduce any amounts due to you if you sell your Notes prior to maturity — For any secondary market transaction executed by UBS Securities LLC, the purchase price quoted will be equal to the principal amount plus a return equal to the then-current underlying return (which may be negative) reduced by a percentage equal to the secondary market unwind fee, as described under "Preliminary Terms — Secondary Markets (if any)".

♦Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the levels of the underlying constituents; any expected dividends on the underlying constituents; the time remaining to the maturity of the Notes; applicable exchange rates between the currency in which the non-U.S. underlying constituents trade and the U.S. dollar; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “— Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflicts of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦Impact of fees and other factors on secondary market prices — All other things being equal, the inclusion in the issue price of the upfront fee payable to UBS Financial Services Inc. and UBS AG, hedging costs, issuance costs, any projected profits and the secondary market unwind fee discussed herein under "Preliminary Terms — Secondary Markets (if any)" are all expected to reduce the price at which you may be able to sell the Notes in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Following certain events, the calculation agent can make adjustments to an underlying constituent and the terms of the Notes that may adversely affect the market value of, and return on, the Notes — Following certain events affecting an underlying constituent, the calculation agent may make adjustments to its initial asset level, final asset level and/or constituent adjustment factor, as applicable, and any other term of the Notes and, in some instances, may replace such underlying constituent. However, the calculation agent will not make an adjustment in response to every event that could affect an underlying constituent. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the Notes resulting solely from any such event to achieve an equitable result. Following certain events relating to an underlying constituent issuer, such as a reorganization event or a delisting or suspension of trading, the return on the Notes may be based on the equity security of a successor to such underlying constituent issuer in combination with any cash or any other assets distributed to holders of such underlying constituent, if applicable, or on the common stock issued by another company. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Notes. For more information, see the sections “Additional Terms of the Notes — Antidilution Adjustments”, “— Reorganization Events” and “— Delisting of, Suspension of Trading in, or Change in Law” in the accompanying product supplement.

♦Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any underlying constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any underlying constituent may adversely affect the market price of that underlying constituent (and, therefore, the performance of the underlying) and, therefore, the market value of, and return on, the Notes.

♦Potential conflicts of interest — UBS and its affiliates may engage in business with an underlying constituent issuer, which may present a conflict between the interests of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the terms of the Notes on the trade date, or the closing level of an underlying constituent or the final underlying level on the final valuation date, if a market disruption event occurs or is continuing on that day. As UBS determines the economic terms of the Notes, including the upfront fee, hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay a total underwriting compensation to UBS Financial Services Inc. in an amount equal to the specified portion of the upfront fee listed on the cover hereof per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

♦Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the market value of, and return on, the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying.

Risks Relating to General Credit Characteristics

♦Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

♦The Notes are not bank deposits — An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

♦If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder — The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the Notes, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Notes. Prior to any debt-to-equity swap or write-off with respect to any Notes, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Notes; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the Notes will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the Notes. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the Notes, the price or value of their investment in the Notes and/or the ability of UBS to satisfy its obligations under the Notes and could lead to holders losing some or all of their investment in the Notes.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Notes and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. The Notes are not intended for purchase by any investor that is not a U.S. person, as that term is defined for U.S. federal income tax purposes. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Notes?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Hypothetical Return Table of the Notes at Maturity

The below table is based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the final pricing supplement.

The examples and table below illustrate the payment at maturity per Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of reference):

Issue Price:	$10.15
Principal Amount:	$10.00
Term:	Approximately 12 months
Initial underlying level:	100.00
Upfront Fee (per Note):	1.50% ($0.15)
Range of Underlying Return:	-100.00% to 40.00%

Underlying		Payment and Return at Maturity (including the upfront fee)
Final Underlying Level	Underlying Return	Payment at Maturity	Note Total Return at Maturity(1)
140.00	40.00%	$14.00	37.93%
130.00	30.00%	$13.00	28.08%
120.00	20.00%	$12.00	18.23%
115.00	15.00%	$11.50	13.30%
110.00	10.00%	$11.00	8.37%
105.00	5.00%	$10.50	3.45%
101.50	1.50%	$10.15	0.00%
101.00	1.00%	$10.10	-0.49%
100.00	0.00%	$10.00	-1.48%
95.00	-5.00%	$9.50	-6.40%
90.00	-10.00%	$9.00	-11.33%
80.00	-20.00%	$8.00	-21.18%
70.00	-30.00%	$7.00	-31.03%
60.00	-40.00%	$6.00	-40.89%
50.00	-50.00%	$5.00	-50.74%
25.00	-75.00%	$2.50	-75.37%
10.00	-90.00%	$1.00	-90.15%
0.00	-100.00%	$0.00	-100.00%

(1) Represents the total return per Note at maturity based on the issue price.

Investing in the Notes involves significant risks. You may lose some or all of your initial investment if the underlying return is negative or not sufficiently positive to offset the effect of the upfront fee. Specifically, if the underlying return is negative, you will lose a percentage of your principal amount equal to the negative underlying return and the upfront fee and, in extreme situations, you could lose all of your initial investment. In no event will the payment at maturity be less than $0.00. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amount owed to you under the Notes and you could lose all of your initial investment.

Information About the Underlying and the Underlying Constituents

All disclosures contained in this document regarding the underlying and underlying constituents is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying and underlying constituents. We urge you to review financial and other information made publicly available by the applicable underlying constituent issuer including, without limitation, any information filed periodically with any applicable regulator such as the SEC.

Included on the following pages is a brief description of the underlying and underlying constituent issuers. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each of the underlying constituents and a hypothetical past performance of the underlying. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying constituents as an indication of future performance.

The Underlying

The underlying is an unequally weighted basket consisting of 45 selected U.S. and non-U.S. equity securities, as further described above under "The Underlying and Underlying Constituents". Because the underlying is newly created and its level will begin to be calculated only on the trade date, there is no actual historical information about the underlying closing levels as of the date hereof. Therefore, the hypothetical underlying closing levels of the underlying below are calculated based on publicly available information for each underlying constituent as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical underlying closing level has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the underlying closing level during any period shown below is not an indication that the underlying is more or less likely to increase or decrease at any time during the term of the Notes.

Hypothetical Historical Underlying Levels

The graph below illustrates the hypothetical performance of the underlying from September 17, 2024 through June 2, 2026, based on the daily closing levels of the underlying constituents, assuming the underlying closing level was 100 on September 17, 2024. Past hypothetical performance of the underlying is not indicative of the future performance of the underlying.

Underlying Closing Level

The Underlying Constituents

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation operates as a tech company. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "NVDA UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Apple Inc.

According to publicly available information, Apple Inc. designs, manufactures, and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related accessories. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "AAPL UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Microsoft Corporation

According to publicly available information, Microsoft Corporation operates as a technology company. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "MSFT UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Alphabet Corporation

According to publicly available information, Alphabet Inc. that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "GOOG UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Visa Inc.

According to publicly available information, Visa Inc. operates a retail electronic payments network and manages global financial services. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "V UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. is an online retailer. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, “AMZN UW”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. through its subsidiaries, manufactures and markets dynamic random access memory chips, static random access memory chips, flash memory, semiconductor components and memory modules.. The company is listed on the Nasdaq Global Select Market under the Bloomberg ticker symbol "MU UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Taiwan Semiconductor Manufacturing Company, Ltd.

According to publicly available information, Taiwan Semiconductor Manufacturing Company, Ltd. manufactures and markets integrated circuits. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "TSM UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

SK hynix

According to publicly available information, SK hynix Inc. provides products and services for the electronic components industries. The company is listed on the Korea Stock Exchange, under the Bloomberg ticker symbol, “000660 KS”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

CME Group Inc.

According to publicly available information, CME Group Inc. operates a derivatives exchange that trades futures contracts and options on futures, interest rates, stock indexes, foreign exchange, and commodities. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, “CME UW”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Samsung Electronic Co., Ltf

According to publicly available information, Samsung Electronics Co., Ltd. manufactures consumer and industrial electronic equipment and products such as semiconductors, personal computers, peripherals, monitors, televisions, and home appliances. The company is listed on the Korea Stock Exchange, under the Bloomberg ticker symbol, “005930 KS”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. manufactures semiconductor devices. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, “AMD UW”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Applied Materials, Inc.

According to publicly available information, Applied Materials, Inc. develops, manufactures, markets, and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "AMAT UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Intel Corporation

According to publicly available information, Intel Corporation designs, manufactures and sells computer components and related products. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "INTC UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

AppLovin Corporation

According to publicly available information, AppLovin Corporation provides end-to-end software and AI solutions. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, “APP UW”.

Historical Information

The graph below illustrates the performance of the underlying constituent from April 14, 2021 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Broadcom Inc.

According to publicly available information, Broadcom Inc. designs, develops, and supplies semiconductor and infrastructure software solutions. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, “AVGO UW”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Infineon Technologies AAG

According to publicly available information, Infineon Technologies AG designs, manufactures and markets semiconductors. The company is listed on the Frankfurt Stock Exchange (Xetra), under the Bloomberg ticker symbol, "IFX GY".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Meta Platforms

According to publicly available information, Meta Platforms, Inc. operates as a social technology company. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "META UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Oracle Corporation

According to publicly available information, Oracle Corporation operates as a cloud technology company. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "ORCL UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 4, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

ASMPT Limited

According to publicly available information, ASMPT Limited provides semiconductor assembly and packaging and surface mount technology solutions. The company is listed on the Hong Kong Stock Exchange, under the Bloomberg ticker symbol, “522 HK”.

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

ASML Holding N.V.

According to publicly available information, ASML Holding N.V. develops, produces, and markets semiconductor manufacturing equipment, specifically machines for the production of chips through lithography. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "ASML UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Datadog, Inc.

According to publicly available information, Datadog, Inc. provides software solutions. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "DDOG UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from September 18, 2019 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Dongfang Electric Corporation Limited

According to publicly available information, Dongfang Electric Corporation Limited manufactures and sells hydro and steam power generators and AC/DC electric motors. The company is listed on the Hong Kong Stock Exchange, under the Bloomberg ticker symbol, "1072 HK".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Midea Group Co., Ltd.

According to publicly available information, Midea Group Co., Ltd. manufactures and distributes home appliances. The company is listed on the Hong Kong Stock Exchange, under the Bloomberg ticker symbol, "300 HK".

Historical Information

The graph below illustrates the performance of the underlying constituent from September 16, 2024 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Seagate Technology Holdings Public Limited Company

According to publicly available information, Seagate Technology Holdings Public Limited Company offers computer hardware products. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "STX UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Snowflake Inc.

According to publicly available information, Snowflake Inc. provides software solutions. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "SNOW UN”.

Historical Information

The graph below illustrates the performance of the underlying constituent from September 15, 2020 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

STMicroelectronics N.V.

According to publicly available information, STMicroelectronics N.V. designs, develops, manufactures and markets semiconductor integrated circuits and discrete devices. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "STM UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Accton Technology Corporation

According to publicly available information, Accton Technology Corporation researches, develops, manufactures and markets computer network system products. The company is listed on the Taiwan Stock Exchange, under the Bloomberg ticker symbol, "2345 TT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

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Advanced Energy Industries, Inc.

According to publicly available information, Advanced Energy Industries, Inc. provides engineered precision power conversion, measurement, and control solutions. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "AEIS UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

ASE Technology Holding Co., Ltd.

According to publicly available information, ASE Technology Holding Co., Ltd. offers assembly and testing services. The company is listed on the Taiwan Stock Exchange, under the Bloomberg ticker symbol, "3711 TT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Asia Vital Components Co., Ltd.

According to publicly available information, Asia Vital Components Co., Ltd.is a manufacturer of fan coolers for CPUs, laptops and personal computers. The company is listed on the Taiwan Stock Exchange, under the Bloomberg ticker symbol, "3017 TT Equity".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

ASPEED Technology Inc.

According to publicly available information, ASPEED Technology Inc. is a fabless IC-design house that specializes in server management, PC/AV extensions solution, desktop virtualization and security enhancement. The company is listed on the Taiwan Stock Exchange, under the Bloomberg ticker symbol, "5274 TT ".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Coherent Corp.

According to publicly available information, Coherent Corp. designs engineered materials and optoelectronic components. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "COHR UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Corning Incorporated

According to publicly available information, Corning Incorporated manufactures glass, fiber, and related materials for device protection, display technology, communications networks, pharmaceutical processes and vehicle emissions systems.. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "GLW UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Furukawa Electric Co., Ltd.

According to publicly available information, Furukawa Electric Co., Ltd. manufactures and distributes electrical electronics. The company is listed on the Tokyo Stock Exchange, under the Bloomberg ticker symbol, "5801 JT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

IBIDEN Co., Ltd.

According to publicly available information, IBIDEN Co., Ltd. develops, produces, and markets ceramics, housing materials, and electronics. The company is listed on the Tokyo Stock Exchange, under the Bloomberg ticker symbol, "4062 JT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Lumentum Holdings Inc.

According to publicly available information, Lumentum Holdings Inc. provides optical and photonic products. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "LITE UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

MediaTek Inc.

According to publicly available information, MediaTek Inc. operates as a fabless semiconductor company for wireless communications and digital multimedia solutions. The company is listed on the Taiwan Stock Exchange, under the Bloomberg ticker symbol, "2454 TT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Murata Manufacturing Co., Ltd.

According to publicly available information, Murata Manufacturing Co., Ltd. manufactures and sells electronic modules and components. The company is listed on the Tokyo Stock Exchange, under the Bloomberg ticker symbol, "6981 JT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Teradyne, Inc.

According to publicly available information, Teradyne, Inc. designs, manufactures, sells and supports semiconductor test products and services. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "TER UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Arista Networks, Inc.

According to publicly available information, Arista Networks, Inc. operates as a cloud networking company. The company is listed on the New York Stock Exchange, under the Bloomberg ticker symbol, "ANET UN".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

ARM Holdings PLC

According to publicly available information, ARM Holdings PLC operates as a holding company. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "ARM UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from September 13, 2023 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Daifuku Co., Ltd.

According to publicly available information, Daifuku Co., Ltd. provides consulting, engineering, design, manufacture, installation, and after-sales services for logistics systems and material handling equipment. The company is listed on the Tokyo Stock Exchange, under the Bloomberg ticker symbol, "6383 JT".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Marvell Technology, Inc.

According to publicly available information, Marvell Technology, Inc. develops and produces semiconductors and related technology. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "MRVL UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

Microchip Technology Incorporated

According to publicly available information, Microchip Technology Incorporated is a semiconductor manufacturing company. The company is listed on the Nasdaq Global Select Market, under the Bloomberg ticker symbol, "MCHP UW".

Historical Information

The graph below illustrates the performance of the underlying constituent from January 1, 2016 through June 2, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the underlying constituent is not indicative of the future performance of the underlying constituent during the term of the Notes.

What Are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement , and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

General. The following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is only applicable to you if you are a U.S. Holder (as defined below) that is the initial holder of a Note and you hold such Note as a “capital asset” within the meaning of Section 1221 of the Code.

This discussion does not address all aspects of the U.S. federal income taxation of the Notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a taxpayer that is subject to special treatment under the U.S. federal income tax laws, such as:

●a financial institution;

●a tax-exempt organization or an investor holding the Notes in a tax-advantaged account (such as an “Individual Retirement Account” or “Roth IRA”, as defined in Sections 408 and 408A of the Code, respectively);

●a dealer in securities or foreign currencies;

●a regulated investment company (a “RIC”), a real estate investment trust (a “REIT”) or a common trust fund;

●a life insurance company;

●a person that holds the Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes;

●a U.S. Holder whose functional currency is not the U.S. dollar;

●a trader in securities who elects to apply a mark-to-market method of tax accounting; or

●a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

In addition, this summary does not address the:

●tax considerations applicable to persons that engage in transactions relating to the underlying or the underlying constituents other than the purchase of the Notes or tax consequences from holding or disposing of the underlying constituents;

●asset diversification rules, qualified income rules or other special tax provisions applicable to RICs; or

●tax consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

U.S. Holders. As used herein, a “U.S. Holder” means a beneficial owner of the Notes that is: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

U.S. Tax Treatment. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Notes as prepaid derivative contracts with respect to the underlying. If your Notes are so treated, you should generally recognize gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity of your Notes is determined, even though you may not receive any amounts from the issuer in respect of your Notes prior to the maturity of your Notes. In such a case, you may be treated as having a holding period in respect of your Notes which ends prior to the maturity of your Notes and such holding period may be treated as less than one year even if you receive a payment upon the maturity of your Notes at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations. Additionally, it is possible that the IRS could assert that any positive adjustments to the Notes attributable to dividends on the underlying constituents should be included as an ordinary income item when the adjustments are made; and, therefore, U.S. Holders of the Notes could have ordinary income without cash in respect of such dividend adjustments.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Alternative Treatments. Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the IRS could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above.

For instance, it is also possible that you could be considered the beneficial owner of the underlying constituents during the term of the Notes, in which case you could be taxable with regard to any distributions made with respect to such underlying constituents, even if you do not receive such distributions, and your tax basis, and holding period for any underlying constituents received at maturity, may be different than as described above.

It is also possible that the Notes could be treated as a contingent payment debt instrument subject to special rules for contingent payment debt instruments. You should consult your tax advisor as to the tax consequences of such a characterization.

Other alternative federal income tax characterizations or treatments of the Notes are possible, and if applied, could also affect the timing and the character of the income, gain, or loss with respect to the Notes.

U.S. Holders should consult their tax advisors as to the tax consequences to them of purchasing Notes including any alternative characterizations and treatments.

Section 1297. We will not attempt to determine whether any underlying constituent issuer would be treated as a passive foreign investment company (“PFIC”) within the meaning of the Code. If any underlying constituent issuer were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Note. U.S. Holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any underlying constituent issuer is or becomes a PFIC.

Section 1260. To the extent that any underlying constituent may be a PFIC, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). Investors should consider the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. U.S. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. Holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. Holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. Holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. Holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. The Notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the Notes to any such investor. Notwithstanding this intended restriction on purchases, the following discussion applies to Non-U.S. Holders (as defined in the prospectus) of the Notes.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Because the delta of the Notes with respect to the underlying will be one, dividend equivalent payments will be subject to withholding. Accordingly, in respect of a Non-U.S. Holder, withholding will occur no later than the final payment in respect of the Notes or in respect of proceeds upon any transfer of the

Notes (whichever is earlier). The dividend equivalent amounts may not necessarily be the same as the amounts deemed reinvested in the underlying constituents. We will not pay any additional amounts in respect of any dividend equivalent withholding.

Except as described above, this discussion also does not address the U.S. federal income tax consequences to a Non-U.S. Holder of the Notes because such Notes are not intended to be offered to a non-U.S. person as such Notes would be subject to U.S. withholding tax under Section 871(m) of the Code, and we will not pay additional amounts.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

U.S. Holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).

Additional Terms of the Notes

The sections “General Terms of the Securities - Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset", “- Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, "- Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity" and "- Change in Law" in the accompanying product supplement are superseded and replaced in their entirety with the corresponding sections below.

Deemed Reinvestment of Cash Dividends

The underlying is designed to track the price and, on a net basis, yield return of the underlying constituents over the term of the Notes. Accordingly, even though the constituent weightings are set on the trade date, the effective weight of any underlying constituent within the underlying may change due to changes in its constituent adjustment factor following any deemed reinvestment of the net amount of any dividends paid on an underlying constituent into such underlying constituent on the related ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying constituent trades without the right to receive that dividend or distribution.

The amount of any such cash dividend deemed reinvested will vary based on the underlying constituent and, in some instances, will be less than the gross dividend amount. For any underlying constituent with an issuer organized in the United States, the amount of such cash dividend deemed to be reinvested will be equal to the full amount declared by such underlying constituent issuer. For any underlying constituent with an issuer organized in a country other than the United States, the amount of such cash divided deemed to be reinvested will be less than the full amount declared by such underlying constituent issuer. In that case, the full amount of the dividend will be reduced by the dividend withholding rate applicable to UBS at such time; any such rate is not expected to exceed 30% of the gross dividend amount as of the trade date.

Each constituent adjustment factor represents a hypothetical number of shares of such underlying constituent. On the ex-dividend date relating to a cash dividend paid on an underlying constituent to reflect an increase in that hypothetical number of shares, the calculation agent will increase its constituent adjustment factor to equal the product of (1) the prior constituent adjustment factor times (2) a fraction, the numerator of which is the closing level of the applicable underlying constituent on the trading day before the related ex-dividend date (or such date as the calculation agent may determine is appropriate to ensure an equitable result), and the denominator of which is an amount equal to the closing level of the underlying constituent on the trading day before the related ex-dividend date minus the post-withholding dividend amount. For example, suppose the underlying constituent’s constituent adjustment factor is 1 and the underlying constituent closing level is $100 on the trading day prior to the ex-dividend date. If the post-withholding dividend amount is $20, then the constituent adjustment factor would be adjusted upwards to 1.25.

Any non-cash dividend, whether ordinary, extraordinary or special, or any other distribution, will not be deemed reinvested in accordance with this section and instead will be treated in the manner described below under "— Antidilution Adjustments". For instance, following a share dividend, the calculation agent may make an adjustment to the affected initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, as described below under “— Stock Dividends or Distributions” or, following the issuance of transferable rights and warrants, may make an adjustment in the manner described under “— Transferable Rights and Warrants”.

Antidilution Adjustments

The initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of an underlying constituent and, therefore, the Notes. We describe the risks relating to dilution in the accompanying product supplement under “Risk Factors — Risks Related to Credit and Return Characteristics — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying constituent and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying constituent, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, of the affected underlying constituent, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Notes is linked to an underlying containing any underlying constituent and an adjustment is required because of a two-for-one stock split with respect to such underlying constituent, then then the constituent adjustment factor will be doubled and no adjustment will be made with respect to the other unaffected underlying constituents. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying constituent, if applicable, in the event of a consolidation or merger of the applicable underlying constituent issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

Notwithstanding the description of the specific adjustments to be made, if an event requiring antidilution adjustments occurs, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this pricing supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, of such underlying constituent. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any applicable other equity derivatives clearing organization on options contracts on the affected underlying constituent. Further, antidilution events may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events, a delisting of, suspension of trading in or change in law. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term of the underlying constituent, as applicable. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying constituent, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying constituent, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) except as discussed further herein, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying constituent), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of an underlying constituent with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢a subdivision, consolidation or reclassification of an underlying constituent or a free distribution or dividend of shares of an underlying constituent to existing holders of an underlying constituent by way of bonus, capitalization or similar issue;

➢a distribution or dividend to existing holders of an underlying constituent of:

￭additional shares of an underlying constituent as described under “— Stock Dividends or Distributions” below,

￭other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying constituent issuer equally or proportionately with such payments to holders of an underlying constituent, as applicable, or

￭any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢the declaration by the respective underlying constituent issuer of an extraordinary or special dividend or other distribution (other than a cash extraordinary or special dividend or other distribution), whether in additional shares of an underlying constituent or other assets;

➢a repurchase by the respective underlying constituent issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢a consolidation of the respective underlying constituent issuer with another company; and

➢any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying constituent.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution in the accompanying product supplement under “Risk Factors — Risks Related to Credit and Return Characteristics — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying constituent is subject to a stock split or a reverse stock split, then the constituent adjustment factor, as applicable, will be adjusted by multiplying the prior constituent adjustment factor by the number of shares that a holder of one share of the underlying constituent before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying constituent is subject to a stock dividend payable in shares of such underlying constituent, then such constituent adjustment factor will be adjusted by multiplying the prior constituent adjustment factor by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the affected underlying constituent.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying constituent that are in lieu of ordinary cash dividends payable with respect to shares of such underlying constituent.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect non-cash dividends or other distributions paid with respect to an underlying constituent, other than:

➢stock dividends described under “— Stock Dividends or Distributions” above;

➢issuances of transferable rights and warrants with respect to an underlying constituent as described under “— Transferable Rights and Warrants” below; and

➢if an underlying constituent is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events”.

Transferable Rights and Warrants

If the underlying constituent issuer issues transferable rights or warrants to all holders of such underlying constituent to subscribe for or purchase such underlying constituent at an exercise price per share that is less than the closing level of such underlying constituent on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, of the underlying constituent, as the calculation agent believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from such issuance to achieve an equitable result, including, without limitation, by reference to any adjustment(s) to options contracts on the affected underlying constituent in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other applicable equity derivatives clearing organization or exchange.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)the underlying constituent is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying constituent issuer;

(b)the underlying constituent issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)any statutory share exchange involving outstanding shares of the underlying constituent issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)the underlying constituent issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)the underlying constituent issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying constituent, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)the underlying constituent issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying constituent issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of an underlying constituent in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The calculation agent will divide distribution property into two categories:

➢“Successor underlying constituent(s)” which are equity security(ies) listed or approved for trading on a major exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law”; and

➢“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for successor underlying constituents.

If a holder of an underlying constituent may elect to receive successor underlying constituent(s) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the successor underlying constituent(s) to the maximum extent and in the maximum amount that a hypothetical holder of the applicable underlying constituent could elect (which may be 100%) and the balance of the distribution property, if any, in such other non-stock distribution property (which could be 0% if the holder of the applicable underlying constituent could elect to receive 100% shares of the successor underlying constituent); if a hypothetical holder of the applicable underlying constituent may elect from multiple successor underlying constituents, then the election will be deemed to the maximum extent available and value first to the successor underlying constituent that represents the highest value per share of the underlying constituent and second to the successor underlying constituent that represents the second highest value per share of the underlying constituent and so on. In all other cases, the distribution property (including for this purpose any successor underlying constituent(s)) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying constituent that makes no election (to the extent applicable), as determined by the calculation agent.

Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying constituent in a reorganization event, the calculation agent will make the following adjustments:

➢If a reorganization event with respect to an underlying constituent occurs and the relevant distribution property, after making any applicable election, consists solely of a successor underlying constituent(s), then the determination of the closing level, final asset level and/or adjusted final asset level, as applicable, will be made by the calculation agent based upon the amount and value of such successor underlying constituent(s) that a hypothetical holder of the underlying constituent prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event with respect to an underlying constituent occurs and the relevant distribution property, after making any applicable election, consists of (i) a successor underlying constituent(s) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the calculation agent will allocate the value of the non-stock distribution property to the successor underlying constituent(s). In this case, the number of shares of the successor underlying constituent(s) attributable to an underlying constituent as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the closing level of the applicable successor underlying constituent(s) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of an underlying constituent as of the effective date of the reorganization event the calculation agent will not make the allocation in the previous sentence. In both cases, the determination of the closing level, final asset level and/or adjusted final asset level, as applicable, will be made by the calculation agent based upon the amount and value of the distribution property (reallocated to the successor underlying constituent(s) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of the underlying constituent prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event occurs with respect to an underlying constituent and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the closing level, final asset level and/or adjusted final asset level, as applicable, will be made by the calculation agent based upon the amount, type and value of the distribution property that a hypothetical holder of the underlying constituent prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event. Notwithstanding the foregoing, the calculation agent may (but is not required to) replace the underlying constituent with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law” below). If the calculation agent selects a substitute security, such substitute security will be deemed to be the relevant underlying constituent and the calculation agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law” below and to the extent the substitute security is quoted and traded in a currency other than the currency in which such affected underlying constituent was originally quoted and traded, the calculation agent will make currency conversions in the manner described below.

In the case of the first two bullets above, if there are multiple successor underlying constituents the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.

If a reorganization event occurs, the calculation agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Notes.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security listed or admitted for trading on a securities exchange or market, the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.

If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a currency other than the currency in which the affected underlying constituent was originally quoted and traded) received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying constituent, or as a result of such reorganization event, may be substituted for the applicable underlying constituent as described above. Consequently, in this pricing supplement, references to an applicable underlying constituent mean any of those assets and comprises an adjusted underlying constituent for the particular offering of the Notes. Similarly, references to the respective underlying constituent issuer include the applicable entity(ies) in respect of the successor underlying constituent(s) and/or the distribution property.

If the non-stock distribution property consists of one or more securities quoted and traded in a currency other than the currency in which the affected underlying constituent was originally quoted and traded, then for all purposes, including the determination of the value of that property on any applicable date, the closing level of such non-stock distribution property security as of the relevant date of determination will be converted to the currency in which the originally affected underlying constituent was quoted and traded, before ultimately being converted to U.S. dollars for purposes of determining the final asset level (and adjusted final asset level), in each case, using the applicable exchange rate as described below.

If a reorganization event occurs with respect to an underlying constituent and the calculation agent adjusts such underlying constituent to consist of the distribution property as described above or selects a substitute security, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying constituent or such substitute security, as applicable, for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying constituent were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying constituent.

For example, assume an underlying constituent issuer merges into another company and each share of the underlying constituent is converted into the right to receive two common shares of the surviving company listed or admitted for trading on one or more securities exchanges and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying, with the underlying constituents consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity underlying constituent, the calculation agent will adjust the common share component of the adjusted underlying constituent for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying constituent issuer. In that event, the cash component will not be adjusted (except that any cash amount in a currency other than U.S. dollars will be converted to U.S. dollars) but will continue to be a component of the underlying constituent for that particular offering (with no interest adjustment).

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar (or to any other non-U.S. dollar currency) as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at 4:00 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized currency dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars (or any other required currency) for settlement on any valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If a reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this pricing supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other applicable equity derivatives clearing organization on options contracts on the underlying constituent subject to the reorganization event. Further, reorganization events may occur contemporaneously or reasonably proximate in time to market disruption events, a delisting of, suspension of trading in, change in law or antidilution events. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

If a reorganization event occurs with respect to an underlying constituent, the calculation agent will adjust the affected underlying constituent. More specifically, the successor underlying constituent(s), distribution property or substitute security, as the case may be, will only replace the affected underlying constituent in the determination of the initial asset level, closing level, final asset level and/or adjusted final asset level, as applicable, by the calculation agent, taking into consideration the weight of the affected underlying constituent, and no adjustment will be made with respect to the other unaffected underlying constituents.

If two or more issuers of underlying constituents are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected underlying constituents (with no adjustment to any underlying constituents not affected by the merger, combination or consolidation). The calculation agent will make the corresponding adjustment(s), if any, to any relevant initial asset levels, closing level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Reorganization Events Affecting an Underlying Constituent that is an ADR

If an ADR is serving as an underlying constituent and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting of, Suspension of Trading in, or Change in Law

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock

Delisting of or Suspension of Trading in a Common Stock: If an underlying constituent is delisted or trading of the underlying constituent is suspended on the primary exchange for such underlying constituent, and such underlying constituent is immediately re-listed or approved for trading on a successor exchange which is a major securities exchange as determined by the calculation agent (a “successor exchange”), then such underlying constituent will continue to be deemed the underlying constituent, except as described under “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility”.

If an underlying constituent is delisted or trading of such underlying constituent is suspended on the primary exchange for such underlying constituent, and is not immediately re-listed or approved for trading on a successor exchange, the calculation agent may determine the closing level based on bid prices from any market, quotation system or dealer bids (if any) that may make pricing information available. Alternatively, the calculation agent may (but is not required to) replace the underlying constituent with a substitute security.

Change in Law Affecting a Common Stock: If the calculation agent determines that a change in law has occurred with respect to an underlying constituent, the calculation agent may (but is not required to) replace the underlying constituent with a substitute security.

A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major exchange or market, of a company then included in the same primary “Industry” classification as the applicable underlying constituent issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) allows the underlying to continue to satisfy all regulatory standards applicable relating to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying constituent by any class of eligible potential purchasers of the Notes and (iii) is reasonably comparable to the applicable underlying constituent issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary “Industry” classification as the applicable underlying constituent issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; and second, issuers with the same primary “Industry Group” classification, in each case, as the applicable underlying constituent issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by S&P Dow Jones Indices LLC, a subsidiary of S&P Global Inc. and MSCI Inc., or any successor(s) thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying constituent and the calculation agent will make any required adjustment to the initial asset level, final asset level, constituent adjustment factor and/or any other relevant term, as applicable, that it believes are appropriate such that the substitution of the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from the change in law, delisting of or suspension of trading in the affected underlying constituent to achieve an equitable result. Thereafter the calculation agent will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is quoted and traded in a currency other than the currency in which the affected underlying constituent was quoted and traded, then for all purposes, the closing level, final asset level and/or adjusted final asset level, as applicable, of the substitute security on any trading day will be converted to U.S. dollars (or, first, where applicable, to such original currency and then to U.S. dollars) using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that a change in law has occurred with respect to the applicable underlying constituent, that a substitution is required because of the nature of the change in law, but the calculation agent determines that no substitute security comparable to the applicable underlying constituent exists, then the calculation agent will deem the closing level and/or final asset level, as applicable, of the applicable underlying constituent on a trading day reasonably proximate to the common stock change date to be the closing level and/or final asset level, as applicable, of the applicable underlying constituent on each remaining trading day to, and including, the final valuation date.

Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility

If an ADR serving as an underlying constituent is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included on an eligible interdealer quotation system, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “ADR change date”), then the calculation agent will deem the non-U.S. stock and/or the group of one or more classes of non-U.S. stock substituted for the ADR to be such underlying constituent and will determine the closing level in accordance with the definition of “closing level” in the accompanying product supplement. Alternatively, the calculation agent may (but is not required to) replace the underlying constituent with a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock”. In either case, the calculation agent will make any required adjustment to the initial asset level, final asset level, constituent adjustment factor, closing level and/or any other relevant term, as applicable, that it believes are appropriate such that deeming the non-U.S. stock and/or a group of one or more classes of non-U.S. stock the underlying constituent or the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from any such events to achieve an equitable result. Thereafter the calculation agent will determine the payment at maturity by reference to the non-U.S. stock or substitute security and such adjusted terms. If an ADR change date has occurred and the calculation agent determines that no substitute security comparable to the ADR serving as the underlying constituent exists, then the calculation agent will deem the closing level and/or final asset level, as applicable, of the underlying constituent on a trading day reasonably proximate to the ADR change date to be the closing level and/or final asset level, as applicable, of the applicable underlying constituent on each remaining trading day to, and including, the final valuation date.

If the calculation agent determines that a change in law has occurred with respect to an ADR serving as an underlying constituent, then on or after the change date, the calculation agent may (but is not required to) select a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock” or, if the calculation agent determines that no substitute security comparable to the applicable underlying constituent exists, then the calculation agent will deem the closing level and/or final asset level, as applicable, of the applicable underlying constituent on a trading day reasonably proximate to the ADR change date to be the closing level and/or final asset level, as applicable, of the applicable underlying constituent on each remaining trading day to, and including, the final valuation date.

On or after the ADR change date, for all purposes, including the determination of the underlying constituent return or underlying return, as applicable, on any valuation date, the closing level, final asset level and/or adjusted final asset level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events”.

Change in Law

If (1) an underlying constituent issuer is organized or primarily operates in a jurisdiction other than the U.S. and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock” or “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility”.

A “change in law” will be triggered if due to a change in law event, as defined below, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, an underlying constituent by (1) any class of eligible potential purchasers of the Notes or (2) UBS or any of its affiliates is prohibited, restricted or otherwise impaired or, after giving effect to any applicable liquidation, unwind or cure period, will be so affected as of a given date (such applicable date, the “change date”).

Any of the following may be determined by the calculation agent to be a “change in law event” with respect to a particular underlying consitutent related to a particular offering of the Notes: due to

➢the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or

➢the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order.

Further, any of the events described above under “— Delisting of, Suspension of Trading in or Change in Law” or a change in law may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events or antidilution events. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the specified portion of the upfront fee indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the specified portion of the upfront fee indicated on the cover hereof. A portion of the upfront fee included in the issue price for the Notes will be to UBS Financial Services Inc. as underwriting compensation with the remaining portion to UBS as a structuring fee, each in the amount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the upfront fee payable to UBS Financial Services Inc.) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) — The value of the Notes at any time will vary based on many factors that cannot be predicted. The price at which UBS Securities LLC or any other affiliate would offer to buy or sell the Notes in any secondary market will be equal to the principal amount plus a return equal to the then-current underlying return (which may be negative), reduced by a percentage equal to the secondary market unwind fee described herein under "Preliminary Terms — Secondary Markets (if any)". The inclusion of the secondary unwind fee in any secondary market transaction will be calculated based on the principal amount being redeemed and will reduce the market value of the Notes.

Prohibition on Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on Sales to UK Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Note Offering	i
Additional Information About UBS and the Notes	ii
Investor Suitability	1
Preliminary Terms	2
The Underlying and Underlying Constituents	3
Investment Timeline	5
Key Risks	6
Hypothetical Return Table of the Notes at Maturity	12
Information About the Underlying and the Underlying Constituents	13
What Are the Tax Consequences of the Notes?	59
Additional Terms of the Notes	62
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	69

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$•

UBS AG

Tracker Notes

due on or about June 10, 2027

Preliminary Pricing Supplement dated June 4, 2026

(To Product Supplement dated February 6, 2025

and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Financial Services Inc.